                                                        EXHIBIT 10(K)

                          AGREEMENT FOR THE PURCHASE
                           AND SALE OF REAL PROPERTY

     THIS AGREEMENT, made and entered into as of the 30th day of May, 1997, by
                                                     ----
and between WELLS DEVELOPMENT CORPORATION, a Georgia corporation whose address is 3885 Holcomb Bridge Road, Norcross, Georgia 30092 ("Seller"), WELLS MANAGEMENT COMPANY, INC., whose address is 3885 Holcomb Bridge Road, Norcross, Georgia 30092 ("Guarantor") and FUND IX AND FUND X ASSOCIATES, a Georgia joint venture comprised of Wells Real Estate Fund IX, L.P., a Georgia limited partnership, and Wells Real Estate Fund X, L.P., a Georgia limited partnership, whose address is 3885 Holcomb Bridge Road, Norcross, Georgia 30092 (collectively, the "Purchaser").

                             W I T N E S S E T H:
                             - - - - - - - - - -

     WHEREAS, Seller has entered into that certain Real Estate Sale and Purchase Agreement (the "Purchase Agreement") with W. P. Bill Atkinson Operating Company
dated as of     May     30, 1997, relating to that certain parcel of land
            ----------- --
(the "Land") situated in the Quail Springs Office Park in Oklahoma City, Oklahoma and being more particularly described on Exhibit A hereto; and

     WHEREAS, Seller has entered into that certain Development Agreement (the
"Development Agreement") with Adevco Corporation dated as of     May     30,
                                                             ----------- --
1997, relating to the construction of an office building containing 57,186 rentable square feet and other improvements (the "Improvements") on the Land; and

     Whereas, Seller intends to finance construction of the Improvements through a combination of Earnest Money and a construction loan in the amount of $3,900,000 (the "Construction Loan") from NationsBank, N.A. (South); and

     WHEREAS, Seller has entered into that certain Lease Agreement (the "Lease")
with Lucent Technologies Inc. (the "Tenant") dated     May     30, 1997,
                                                   ----------- --
relating to the Land and Improvements (the Land and Improvements being referred to herein as the "Property"), and

     WHEREAS, Seller desires to sell to Purchaser and Purchaser desires to acquire from Seller the Property upon the terms and conditions hereinafter set forth; and

     WHEREAS, Guarantor is an affiliate of Seller and will benefit from this transaction;

     NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements herein set forth, the receipt, adequacy and sufficiency of which are hereby expressly acknowledged by the parties hereto, Seller and Purchaser do hereby covenant and agree as follows:

      1.  Agreement to Buy and Sell.  Upon the terms and conditions set forth in
          -------------------------
this Agreement, and subject to acquisition of the Land by Seller pursuant to the Purchase Agreement, Purchaser agrees to buy from Seller and Seller agrees to sell to Purchaser the Property, including all improvements, trees and shrubbery located thereon, and together with all appurtenances, easements and privileges thereto belonging, including all right, title and interest of Seller in and to any streets or ways adjoining the Property.

      2.  Earnest Money.  Within three (3) business days after the effective
          -------------
date of this Agreement, Purchaser shall deliver to Seller, Purchaser's check, in the amount of One Million Three Hundred Thousand Dollars ($1,300,000) (said amount being herein referred to as the "Earnest Money"), which Earnest Money shall be held and disbursed pursuant to this Agreement. The Earnest Money, plus any other funds advanced by Purchaser to Seller, shall be applied as a credit to the Purchase Price (as hereinafter defined) or otherwise paid to Seller or refunded to Purchaser as provided herein. The parties hereto acknowledge that some or all of the Earnest Money shall be utilized by Seller to pay for acquisition costs for the Land and construction costs for the Improvements. Guarantor joins in the execution of this Agreement for the sole purpose of guaranteeing Seller's obligations to Purchaser hereunder regarding the repayment of the Earnest Money, which guaranty shall be evidenced by the execution and delivery of that certain Guarantee of Refund of Earnest Money in the form attached as Exhibit B hereto.

      3.  Purchase Price.  Subject to adjustment and credits as otherwise
          --------------
specified in this Agreement, the purchase price (the "Purchase Price") to be paid by Purchaser to Seller for the Property shall be approximately FIVE MILLION TWO HUNDRED THOUSAND DOLLARS ($5,200,000.00), the precise amount to be calculated based upon the budget (the "Budget") attached as Exhibit C including an estimate of construction period interest and closing costs, and shall be adjusted to the extent of any adjustments thereto, provided the same have been approved by Purchaser, it being the intent of the parties that Seller shall not make any profit or incur any loss in connection with this transaction. The Purchase Price shall be paid by Purchaser to Seller at the Closing by cashier's check or by wire transfer of immediately available federal funds, less the amount of Earnest Money and subject to prorations, adjustments, and credits as otherwise specified in this Agreement.

      4.  Purchaser's Right of Inspection and Survey/Seller's Cooperation. From
          ---------------------------------------------------------------
and after the date of this Agreement, Purchaser and its agents, engineers, or representatives, with Seller's reasonable, good faith cooperation, shall have the privilege of going upon the Property as needed to inspect, examine, test, and survey the Property at all reasonable times and from time to time. Such privilege shall include the right to make said tests, borings, and other tests to obtain information necessary to determine surface and subsurface conditions. Such privilege shall also include the right to make any other tests deemed reasonably necessary by Purchaser. Purchaser hereby indemnifies and holds Seller harmless from any liens, claims, liabilities, and damages incurred through the exercise of such privilege. The obligations of Purchaser under the preceding sentence shall survive any termination of this Agreement. Seller shall make available to Purchaser all work product in the possession of Seller relating to the Property, including surveys, site plans, environmental audits, soils tests, market studies, Seller's owner's title policy and all other information provided to Seller or obtained by Seller with respect to the Property. Seller shall provide, at Purchaser's cost, a current survey of the Property to be made by a surveyor duly licensed to perform such services within the State of Oklahoma, to determine the true and accurate legal description of the Property. Seller further agrees to reasonably assist and to cooperate with Purchaser in Purchaser's obtaining from the appropriate governmental authorities of all requisite approvals of Purchaser's intended use of the Property as a commercial office building.

From and after the date of this Agreement, Purchaser and its agents, engineers, or representatives, with Seller's reasonable, good faith cooperation, shall have the privilege of going upon the Property as needed to inspect, examine, test, and survey the Property at all reasonable times and from time to time. Such privilege shall include the right to make said tests, borings, and other tests to obtain information necessary to determine surface and subsurface conditions. Such privilege shall also include the right to make any other tests deemed reasonably necessary by Purchaser. Purchaser hereby indemnifies and holds Seller harmless from any liens, claims, liabilities, and damages incurred through the exercise of such privilege. The obligations of Purchaser under the preceding sentence shall survive any termination of this Agreement. Seller shall make available to Purchaser all work product in the possession of Seller relating to the Property, including surveys, site plans, environmental audits, soils tests, market studies, Seller's owner's title policy and all other information provided to Seller or obtained by Seller with respect to the Property. Seller shall provide, at Purchaser's cost, a current survey of the Property to be made by a surveyor duly licensed to perform such services within the State of Oklahoma, to determine the true and accurate legal description of the Property. Seller further agrees to reasonably assist and to cooperate with Purchaser in Purchaser's obtaining from the appropriate governmental authorities of all requisite approvals of Purchaser's intended use of the Property as a commercial office building.

     5.   Intentionally Omitted.
          ---------------------

     6.   Construction of Improvements; Construction Loan.
          -----------------------------------------------

          (a) Seller shall cause the Building to be constructed on the Land substantially in accordance with plans and specifications (collectively, the "Building Plans") prepared by Smallwood, Reynolds, Stewart, Stewart &
          --------------
     Associates, Inc. ("Architect").
                        ---------

          (b) Seller shall cause Substantial Completion (as defined in the Lease) of the Building to occur on or before July 15, 1998 (the "Completion
                                                                      ----------
     Date"), subject to a force majeure as hereinafter provided. The Completion
     ----
     Date shall be determined by the issuance of a temporary or permanent certificate of occupancy from Oklahoma City, Oklahoma for the Building and certification from Architect that the Building is substantially complete and has been constructed substantially in accordance with the Building Plans, subject to a punch list reasonably acceptable to Purchaser.

          (c) Should Seller not have the Improvements completed and ready for Tenant's occupancy by July 15, 1998, Purchaser shall have the right to terminate this Agreement and receive a refund of all Earnest Money in which event, Purchaser shall have no obligation to Seller. Nothing herein above stated is intended to penalize Seller for, Seller shall not be liable for damages and/or expenses resulting from, and the dates for completion of the Improvements shall be extended by, delays caused by the following force majeure events: labor disputes, lockouts, acts of God, enemy action, civil commotion, any pending or actual action or ruling by a court or administrative body prohibiting Seller from performing in accordance with the terms hereof, riot, governmental regulations not in effect at the date of execution of this Agreement, conditions that could not have been reasonably foreseen by Seller (including adverse weather conditions), inability to obtain construction materials or energy, fire or unavoidable casualty or delays caused by arbitration, provided such matters are beyond the reasonable control of Seller. Notwithstanding the foregoing, in the event the Tenant is not required to and does not accept the Improvements as a result of any such delay, Purchaser may terminate this Agreement as aforesaid, and receive a full refund of all Earnest Money.

          (d) Upon request by Purchaser, Seller shall assign to Purchaser all warranties and guaranties obtained by Seller from its general contractor and any other contractors and/or manufacturers with respect to the Improvements.

          (e) In the event that the Construction Loan is not closed on or before June 15, 1997, Purchaser shall have the right (but not the obligation) to require immediate conveyance of the Property to Purchaser, a refund of any Earnest Money not applied to the Property and an assignment to Purchaser of Seller's rights under the Development Agreement, Lease and any other documents relating to the Property.

     7.   Special Conditions to Closing.  Notwithstanding any other provision to
          -----------------------------
the contrary contained in this Agreement, Purchaser's obligations hereunder are expressly conditioned upon the following special conditions:

          (a) The Improvements shall have been substantially completed in accordance with the Development Agreement and the Plans and Specifications referenced therein and Tenant shall have accepted and taken occupancy of the Building for purposes of constructing its Tenant improvements in accordance with the terms of the Lease;

          (b) The receipt by Purchaser of an appraisal of the Property reflecting a fair market value equal to or exceeding the Purchase Price;

          (c) The receipt by Purchaser of an environmental site assessment disclosing no conditions on the Property, which reveal the presence of any hazardous waste on the Property;

          (d) Seller shall have paid-off the Construction Loan in full prior to Closing and shall deliver title to the Property debt-free at Closing in accordance with the provisions of Sections 8 and 9 below; and

          (e) The Tenant shall have approved of and consented to the transfer and assignment of the Lease to Purchaser, and Purchaser shall have received an appropriate tenant estoppel from Tenant in form and substance reasonably acceptable to Purchaser.

          (f) Purchaser shall have available to it at the date of Closing sufficient net proceeds available for investment in properties to fully fund the remainder of the Purchase Price.

In the event any of the conditions set forth above are not met on or prior to the date of Closing, Purchaser shall be entitled to terminate this Agreement upon written notice to Seller. If Purchaser elects to so terminate this Agreement, Seller shall be entitled to receive the sum of Twenty-Five Dollars ($25.00) of the Earnest Money, and the balance of the Earnest Money shall be refunded to Purchaser, whereupon, except as expressly provided to the contrary in this Agreement, no party hereto shall have any other or further rights or obligations under this Agreement. Seller acknowledges that the sum of Twenty-Five Dollars ($25.00) is good and adequate consideration for the termination rights granted to Purchaser hereunder.

          8.   Title to Property.  Seller agrees that within forty-five (45)
               -----------------
days after execution of this Agreement, Seller, at Purchaser's sole cost, shall cause American Guaranty Title Company or such other title insurance company acceptable to Purchaser (hereinafter referred to as the "Title Company") to deliver to Purchaser its commitment (hereinafter referred to as the "Title Commitment") to issue to Purchaser upon the recording of a Limited Warranty Deed from Seller to Purchaser, the payment of the Purchase Price, and the payment to the Title Company of the policy premium therefor, an owner's policy (Form B) of title insurance, in the amount of the Purchase Price, insuring good and marketable fee simple record title to the Property to be in Purchaser with the only exceptions to such title being taxes for the year of Closing not yet due and payable, general utility easements serving only the Property which do not materially adversely affect Purchaser's use of the Property and the matters set forth in Exhibit D hereto (collectively, the "Permitted Exceptions"). The Title Commitment shall not contain any exception for rights of parties in possession (other than the Tenant) or for mechanic's or materialmen's liens or any exception for unpaid taxes other than an exception for taxes not yet due or payable. If the Title Commitment shall contain an exception for the state of facts which would be disclosed by a survey of the Property or an "area and boundaries" exception, the Title Commitment shall provide that such exceptions will be deleted upon the presentation of an "as-built" survey prepared by a licensed surveyor, in which case the Title Commitment shall be amended to (and the Title Policy, when issued, will) contain an exception only for the matters shown on the as-built survey. Seller shall also cause to be delivered to Purchaser together with such Title Commitment, legible copies of all documents and instruments referred to therein. Purchaser, upon receipt of the Title Commitment and the copies of the documents and instruments referred to therein, shall then have until Closing during which to examine same and notify Seller of any defects or objections affecting the marketability of the title to the Property. Upon obtaining the survey of the Property referred to in Paragraph 4 above, if such survey shall disclose any encroachments or other defects or objections affecting the marketability of the title to the Property, Purchaser shall so notify Seller thereof in writing. Seller shall have until Closing to cure any such defects and objections referred to in the preceding two sentences and shall exercise reasonable diligence to cure such defects and objections. If Seller fails or refuses to satisfy or cure any such defects or objections prior to the Closing, then, at the option of Purchaser (i) Purchaser may terminate this Agreement, in which event the Earnest Money shall be immediately refunded to Purchaser, and this Agreement shall be of no further force or effect and Purchaser and Seller shall have no further rights, obligations or liabilities hereunder, (ii) if any such defect or objection arose by, through or under Seller or is a monetary lien or encumbrance which is capable of being cured by the payment of a liquidated amount, Purchaser may cure such defect or objection, in which event the Purchase Price payable pursuant to Paragraph 3 hereof shall be reduced by an amount equal to the actual cost and expense incurred by Purchaser in connection with the curing of such defect or objection, (iii) Purchaser may accept title to the

Property subject to such defects and objections, or (iv) any combination of items (ii) and (iii). In the event Purchaser elects to cure any such defects and objections pursuant to item (ii) hereof, Purchaser at its option, upon giving notice to Seller, may extend the date of Closing until the curing of such defects or objections or sixty (60) days from and after the date of Closing, whichever shall first occur. If any defect or objection shall not have been cured within such period, Purchaser may exercise its option under either item
(i), (iii) or (iv) hereof.

          9.   Closing and Closing Date.  The consummation of the sale by Seller
               ------------------------
and the purchase by Purchaser of the Property (herein referred to as the "Closing") shall be held on or before the first anniversary of the date hereof, unless extended as hereinafter provided, at the offices of Title Company or such other office as the parties may agree at such specific time and date as shall be designated by Purchaser in a written notice to Seller not less than three (3) business days prior to the date of Closing or absent such notice at 10:00 a.m. on the first anniversary of the date hereof. At Closing, Seller shall execute and deliver to Purchaser (a) a Limited Warranty Deed conveying fee simple marketable record title to the Property to Purchaser free and clear of all liens, special assessments, easements, leases (other than the Lease), reservations, restrictions and encumbrances whatsoever, excepting only the Permitted Exceptions, (b) a customary affidavit of Seller which has as its subject matter averments that, with respect to the Property, there are no rights or claims of parties in possession (other than Tenant) not shown by the public records and that there are no liens, or rights to a lien, for services, labor or materials furnished and/or imposed by law and not shown by the public records,
(c) affidavit of Seller stating that the Seller is not a "foreign person", as that term is defined in Section 1445 of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, and otherwise in form and content sufficient to eliminate Purchaser's withholding obligations under said
Section 1445 with respect to the sale and purchase of the Property, (d) a Closing Statement, (e) an Assignment and Assumption of Lease with respect to the Lease; and (f) such other documents as may be reasonably required by Purchaser or Purchaser's counsel in order to effectuate the transaction contemplated hereunder. At Closing, Purchaser shall deliver to Seller the Purchase Price and shall execute and deliver to Seller a Closing Statement and such other documents as may be reasonably required by Seller or Seller's counsel in order to effectuate the transaction contemplated hereby. Purchaser shall have the right to extend the closing for two successive six month periods in the event Purchaser does not have sufficient funds available to close the transaction.

          10.  Expenses and Prorations.  All real property ad valorem taxes
               -----------------------
applicable to the Property shall be prorated as of the date Seller acquires title to the Land between Seller and Purchaser, said proration to be based upon the most recently available tax rate and valuation with respect to the Land; provided, however, that upon the issuance of the tax bills for such taxes for the year of Closing, Purchaser and Seller shall promptly make such adjustments as may be necessary to insure that the actual amount of such taxes for the year of Closing shall be prorated between Purchaser and Seller. Purchaser shall pay the cost of the Title Commitment, including the cost of the examination of title to the Property made in connection therewith, the premium for the owner's policy of title insurance issued pursuant thereto, survey, the cost of any recording fees, transfer or documentary tax due and payable in connection with the conveyance of the Property pursuant hereto, the cost of a phase one environmental audit for the benefit of Purchaser, the attorney's fees of Seller, and all other costs and expenses incurred by Seller or Purchaser in closing and consummating the purchase and sale of the Property pursuant hereto.

          11.  Representations and Warranties of Seller.  Seller hereby makes
               ----------------------------------------
the following representations and warranties to Purchaser, each of which shall be deemed material:

          (a) Title and Authority.  Seller shall at Closing be the owner of good
              -------------------
     and marketable fee simple record title to the Property subject only to the Permitted Exceptions and, if applicable, to one or more mortgages which shall be canceled and satisfied by Seller at Seller's cost at or before the Closing, it being the intent of the parties that Purchaser acquire the Property free and clear of any liens, claims or encumbrances except the Permitted Encumbrances. Seller has the full right, power and authority to execute and deliver this Agreement and to consummate the purchase and sale herein contemplated and to perform the covenants and agreement of Seller hereunder.

          (b) No Litigation.  There are no actions, suits, or proceedings
              -------------
     pending, or, to the best of Seller's knowledge, threatened by any organization, person, individual, or governmental agency against Seller which would impair Seller's ability to convey the Property pursuant to this Agreement or against the Property, nor does Seller know of any basis for such action. Seller also has no knowledge of any pending or threatened application for changes in the zoning applicable to the Property or any portion thereof.

          (c) Pre-existing Right to Acquire.  No person or entity has any right
              -----------------------------
     or option to acquire the Property or any portion thereof which will have any force or effect after the execution hereof, other than Purchaser.

     12.  Default.  In the event Seller fails to comply with or perform any of
          -------
the covenants, agreements or obligations to be performed by Seller under the terms and provisions of this Agreement, or in the event Seller's warranties and representations set forth in this Agreement are untrue or misleading, at Purchaser's option: (i) Purchaser shall be entitled to an immediate refund of all Earnest Money and to thereafter exercise any and all rights and remedies available to Purchaser at law or in equity; or (ii) Purchaser shall be entitled, upon giving written notice to Seller as herein provided, to terminate this Agreement. Upon any such termination, all Earnest Money shall be immediately returned to Purchaser and this Agreement and all rights and obligations created hereunder shall be of no further force or effect. In the event Purchaser fails to comply with or perform any of the covenants, agreements or obligations to be performed by Purchaser under the terms and provisions of this Agreement, Seller's sole and exclusive remedy for any such default shall be to terminate this Agreement and to receive $100 of the Earnest Money as full liquidated damages for such default, the parties hereto acknowledging that it is impossible to more precisely estimate the damages to be suffered by Seller upon Purchaser's default, whereupon all rights and obligations created hereby shall terminate and be of no further force or effect whatsoever.

     13.  Possession of Property.  Seller shall deliver to Purchaser full and
          ----------------------
exclusive possession of the Property on the date of Closing, subject to the Lease.

     14.  Condemnation.  If, prior to the Closing, all or any part of the
          ------------
Property is subjected to a bona fide threat of condemnation by a body having the power of eminent domain or is taken by eminent domain or condemnation (or sale in lieu thereof), or if Seller has received notice that any condemnation action or proceeding with respect to the Property is contemplated by a body having the power of eminent domain, Seller shall give Purchaser immediate written notice of such threatened or contemplated condemnation or of such taking or sale, and Purchaser may by written notice to Seller given within ten (10) days after the receipt of such notice from Seller, elect to terminate this Agreement. If Purchaser chooses to terminate this Agreement, then the Earnest Money shall be returned immediately to Purchaser and the rights, duties, obligations and liabilities of the parties hereunder shall immediately terminate and be of no further force or effect. If Purchaser does not elect to terminate this Agreement in accordance herewith, this Agreement shall remain in full force and effect and the sale of the Property contemplated by this Agreement, less any interest taken by eminent domain or condemnation, or sale in lieu thereof, shall be effected with no further adjustment and without reduction of the Purchase Price, and at the Closing, Seller shall assign, transfer, and set over to Purchaser all of the right, title, and interest of Seller in and to any awards that have been or that may thereafter be made for such taking. At such time as all or a part of the Property is subjected to a bona fide threat of condemnation and Purchaser shall not have elected to terminate this Agreement as hereinabove provided, Purchaser shall be permitted to participate in the proceedings as if Purchaser were a party to the action. Seller shall not settle or agree to any award or payment pursuant to condemnation, eminent domain, or sale in lieu thereof without obtaining Purchaser's prior written consent thereto in each case.

     15.  Assignment.  Purchaser's rights and duties under this Agreement shall
          ----------
be freely transferable and assignable by Purchaser, either in full or in part, and in the event of any such transfer or assignment, Seller shall look solely to such transferee or assignee for the performance of all obligations, covenants, conditions, and agreements imposed upon Purchaser pursuant to the terms of this Agreement.

     16.  Broker's Commission. Seller shall and does hereby indemnify and hold
          -------------------
harmless Purchaser from and against any claim for any real estate sales commission, finder's fees, or like compensation in connection with the sale contemplated hereby and arising out of any act or agreement of Seller. Likewise, Purchaser shall and does hereby indemnify and hold harmless Seller from and against any claim for any real estate sales commission, finder's fees or like compensation in connection with the sale contemplated hereby and arising out of any act or agreement of Purchaser.

     17.  Notices.  Any notices which may be permitted or required hereunder
          -------
shall be in writing and sent or hand delivered to the addresses set forth herein, and shall be deemed to have been duly given as of the date and time the same are either personally delivered (if delivered by hand or by overnight courier) or, if mailed, on the third (3rd) business day following the date same is deposited with the United States Postal Service, postage prepaid, to be mailed by registered or certified United States mail, return receipt requested.

     18.  Time Periods.  If the time period by which any right, option, or
          ------------
election provided under this Agreement must be exercised, or by which any act required hereunder must be performed, or by which the Closing must be held, expires on a Saturday, Sunday or holiday, then such time period shall be automatically extended through the close of business on the next regularly scheduled business day.

     19.  Survival of Provisions.  All covenants, warranties, and agreements set
          ----------------------
forth in this Agreement shall survive the execution or delivery of any and all deeds and other documents at any time executed or delivered under, pursuant to or by reason of this Agreement, and shall survive the payment of all monies made under, pursuant to, or by reason of this Agreement.

     20.  Severability.  This Agreement is intended to be performed in
          ------------
accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules and regulations. If any provision of this Agreement, or the application thereof to any person or circumstance, shall for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby but rather shall be enforced to the greatest extent permitted by law.

     21.  General Provisions.  No failure of either party to exercise any power
          ------------------
given hereunder or to insist upon strict compliance with any obligation specified herein, and no custom or practice at variance with the terms hereof, shall constitute a waiver of either party's right to demand exact compliance with the terms hereof. This Agreement contains the entire agreement of the parties hereto, and no prior representations, inducements, promises, or agreements, oral or otherwise, between the parties not embodied herein or in said Letter Agreement shall be of any force or effect. Any amendment to this Agreement shall not be binding upon Seller or Purchaser unless such amendment is in writing and executed by both. The provisions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, legal representatives, successors, and assigns. Time is of the essence in this Agreement. This Agreement may be executed in multiple counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same agreement. The headings inserted at the beginning of each paragraph are for convenience only, and do not add to or subtract from the meaning of the contents of each paragraph. This Agreement shall be construed and interpreted under the laws of the State of Georgia. Except as otherwise provided herein, all rights, powers, and privileges conferred hereunder upon the parties shall be cumulative but not restrictive to those given by law. All personal pronouns used in this Agreement, whether used in the masculine, feminine, or neuter gender shall include all genders, and all references herein to the singular shall include the plural and vice versa.

     22.  Environmental Site Assessment.  Seller hereby authorizes Purchaser to
          -----------------------------
perform an environmental site assessment on the Property. Seller shall cooperate with Purchaser to the extent reasonably necessary for Purchaser to perform the environmental site assessment. Purchaser will take all reasonable precautions to limit and reasonably repair the damage to the Property, if any, resulting from such assessment. The Purchaser by virtue of performing the environmental site assessment, does not assume the responsibility of the person in charge of the Property, or otherwise undertake responsibility for reporting to any federal, state, or local public agencies any conditions of the Property that may present a potential threat to the public health, safety or environment. The Purchaser reserves the right, however to disclose any such conditions to public agencies or persons who may adversely affected by such conditions; provided that in any non-emergency situation and whenever reasonably possible in an emergency situation, the Purchaser shall first advise the Seller of such conditions prior to making any disclosure thereof and shall provide the Seller an opportunity to take appropriate action. The Purchaser assumes no liability or responsibility for any hazardous materials found on the Property, including without limitation, liability for removal or clean-up of such materials or for any other conditions which may be present on the Property.

          23.  Effective Date.  For purposes of the calculations of any time
               --------------
periods set forth in this Agreement, the effective date of this Agreement shall be deemed to be the latest of the dates set forth below, or the date this Agreement is last initialed, whichever is later.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by duly authorized representatives as of the day, month and year first above written.

                    "SELLER":

                    WELLS DEVELOPMENT CORPORATION, a Georgia corporation


                    By:  /s/ Brian M. Conlon
                       ----------------------
                    Title:  Executive Vice President
                          --------------------------
                    Date: May  30, 1997
                         ---------------

                    "GUARANTOR":

                    WELLS MANAGEMENT COMPANY, INC.


                    By:  /s/ Brian M. Conlon
                       -----------------------
                    Title:  Executive Vice President
                          --------------------------
                    Date:     May  30, 1997
                         -------------------


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

                    "PURCHASER":

                    FUND IX AND FUND X ASSOCIATES, a Georgia joint venture

                    By:  WELLS REAL ESTATE FUND IX, L.P.,
                         a Georgia limited partnership, as administrative
                         venturer

                         By:  Wells Partners, L.P., a Georgia limited
                              partnership, general partner

                              By:   Wells Capital, Inc., a
                                    Georgia corporation
                                    General Partner

                                    By:  /s/ Brian M. Conlon
                                       ----------------------------
                                    Title: Executive Vice President
                                          ------------------------
                                    Date:     May      30, 1997
                                         ----------------

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